REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT, dated as of November 13, 1996, is by and among FORELAND CORPORATION, a Nevada corporation ("Foreland"), EAGLE SPRINGS PRODUCTION LIMITED-LIABILITY COMPANY a/k/a EAGLE SPRINGS PRODUCTION LIMITED LIABILITY COMPANY, a Nevada limited liability company ("ESPLLC"), and COLORADO NATIONAL BANK, a national banking association ("CNB"). Foreland and/or ESPLLC are herein called "Borrower."

                                    RECITAL

     Borrower and CNB wish to enter into this Revolving Credit Agreement in order to provide for the terms upon which CNB will make available to Borrower a revolving line of credit and by which the revolving line of credit will be governed.

                                   AGREEMENT

     In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE I
                           Definitions and References

     Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "Advance" means an advance made pursuant to Section 2.1 below.

     "Agreement" means this Revolving Credit Agreement.
     "Base Rate Spread" means two and one-half percentage points per annum; provided that as to any Fiscal Quarter which ends after March 31, 1997 and for which the Fixed Charge Coverage Ratio for each of the two preceding Fiscal Quarters was greater than 1.25:1.0 (but the Fixed Charge Coverage Ratio for the preceding Fiscal Quarter was not greater than 2.0:1.0), the "Base Rate Spread" shall be one percentage point per annum; provided further that as to any Fiscal Quarter which ends after December 31, 1996 and for which the Fixed Charge Coverage Ratio for the preceding Fiscal Quarter was greater than 2.0:1.0, the "Base Rate Spread" shall be one-quarter of one percentage point per annum.

     "Borrower" means Foreland and/or ESPLLC.

     "Borrowing Base" means, at any time prior to the Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by CNB in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as CNB customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base for the Borrowing Base Period from the date of this Agreement through April 30, 1997 shall be $6,300,000.

     "Borrowing Base Notice" means a written notice sent to Borrower by CNB notifying Borrower of the Borrowing Base determined by CNB for the upcoming Borrowing Base Period or other period.

     "Borrowing-Base Period" means: (a) the period from the date of this Agreement through April 30, 1997; (b) thereafter, through the Maturity Date, each six-month period beginning on May 1 or November 1 of each year until the last May 1 or November 1 prior to the Maturity Date; and (c) the period from the last May 1 or November 1 prior to the Maturity Date until the Maturity Date.

     "Borrowing Base Properties" means any interest of Borrower, whether now owned or hereafter acquired, in any and all proven, developed, producing reserves attributable to the oil and gas wells, leases and other related rights and assets of Borrower which are located in either the Eagle Springs Field or the Ghost Ranch Field, Nye County, Nevada, together with any other assets of Borrower located in either of said fields to which CNB may hereafter give value in determining the Borrowing Base, to the extent that any or all of the foregoing have been subjected to Security Documents.

     "Business Day" means a day on which commercial banks are open for business with the public in Denver, Colorado.

     "Collateral" means all tangible or intangible real or personal property which, under the terms of any Security Document, is or is purported to be covered thereby or subject thereto.

     "Commitment" means the agreement of CNB to make Advances to Borrower of amounts up to the Commitment Amount on the terms and subject to the conditions hereof.

     "Commitment Amount" means, at any time, the lesser of: (a) the Maximum Loan Amount at that time, or (b) the Borrowing Base at that time.

     "Commitment Expiration Date" means the date after which no further Advances are to be made hereunder, which shall be the close of business on the earlier of: (a) December 31, 2001, or (b) the date of any termination of the Commitment.

     "Current Ratio" means, at any time and from time to time, the ratio of: (a) Foreland's consolidated current assets) to (b) Foreland's consolidated current liabilities (excluding current maturities of the Loan), all determined in accordance with generally accepted accounting principles consistently applied.

     "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notice and/or the passage of time, constitute an Event of Default.

     "Distribution" means any dividend or distribution payable in cash or property with respect to any shares of capital stock of Foreland or membership interests in ESPLLC (other than dividends payable in shares of the same-class of common, preferred or other capital stock as the shares upon which the dividend is being- - paid), any other distribution made-with respect to any shares of capital stock of Foreland or membership interests in ESPLLC, or any purchase, redemption or retirement of, or other payment with respect to, any shares of capital stock of Foreland or membership interests in ESPLLC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any Affiliate thereof to which Borrower is required to contribute.

     "Event of Default" has the meaning given such term in Section 7.1.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "Fixed Charge Coverage Ratio" means, for any Fiscal Quarter ending after the date hereof, the ratio of: (a)(1) Foreland's consolidated gross income from oil and gas sales for such Fiscal Quarter, plus (2) Foreland's consolidated gross income from oil and gas operations and well-servicing for such Fiscal Quarter, minus (3) oil and gas lease operating expenses for such Fiscal Quarter, to the extent such expenses are borne by Borrower, minus (4) oil and gas lease production and severance taxes for such Fiscal Quarter, to the extent such expenses are borne by Borrower, minus (~) oil and gas general and administrative expenses, to the extent such expenses are borne by Borrower, to (b) any and all payments of principal and/or interest on borrowed money scheduled (or otherwise required) to be made during such Fiscal Quarter, whether pursuant to this Agreement or otherwise.

     "Initial Engineering Report" means: (a) the report covering some of the Borrowing Base Properties, prepared as of January 1, 1996, by Malkewicz Hueni Associates; and (b) the report covering the remainder of the Borrowing Base Properties, prepared by Malkewicz Hueni Associates and CNB, true and correct copies of both of which reports have been furnished to CNB.

     "Initial Financial Statements" means the annual financial statements of Borrower dated as of December 31, 1995, and the pro forma financial statements of Borrower dated as of September 30, 1996, true and correct copies of which Initial Financial Statements have heretofore been delivered by Borrower to CNB.

     "Lien" means, any lien, mortgage, deed of trust, security interest, pledge, deposit, production payment, right of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the-ordinary course of business.

     "Loan" has the meaning given such term in Section 2.1.

     "Loan Documents" means this Agreement, the Security Documents, the Note and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith.

     "Maturity Date" means December 31, 2001.

     "Maximum Loan Amount" means, at any time, the amount shown for that time on Exhibit D attached hereto and made a part hereof; provided that, at any time prior to the Maturity Date, upon the request of Borrower, CNB may agree, in its sole discretion, to increase the Maximum Loan Amount to an amount not greater than 510,000,000.

     "Note" means the Promissory Note made by Borrower, payable to the order of CNB, in the form of Exhibit A attached hereto and made a part hereof.

     "Obligated Persons" means Foreland and ESPLLC.

     "Obligations" means all Debt from time to time owing by Borrower to CNB under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

     "Payment Date" means the first Business Day of each calendar month, commencing December 2, 1996.

     "Person" means an individual, corporation, partnership, association, joint-stock company, limited liability company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Security Documents" means the mortgages, security agreements and other documents heretofore or hereafter delivered by Borrower to CNB in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents.

     "Termination Event" means: (a) the occurrence with respect to any ERISA Plan of: (1) a reportable event described in Section 4043(b)(5) of ERISA or (2) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations, or (b) the withdrawal of any Obligated Person or of any affiliate of any Obligated Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a) (2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     Section 1.2. Calculations and Determinations. All interest accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless CNB otherwise consents, all financial statements and reports furnished to CNB hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles.

                                   ARTICLE II
                                    The Loan

     Section 2.1. The Loan. (a) Subject to the other terms and conditions of this Agreement, CNB agrees to make Advances to Borrower from time to time requested upon notice to CNB from Borrower no later than 2:00 p.m., Denver time, at least one Business Day prior to any Advance. Any request by Borrower for an Advance shall be deemed a certification by Borrower that the conditions precedent contained in Article IV below have been satisfied as of the time of such request.

            (b) CNB shall not have any obligation to: (1) make an Advance after the Commitment Expiration Date, (2) make an Advance if the aggregate amount of all Advances outstanding hereunder after such Advance would exceed the Commitment Amount, or (3) make an Advance if the aggregate amount of all Advances outstanding hereunder after such Advance would exceed one-half of the Borrowing Base.

            (c) Subject to the other terms and provisions hereof, Borrower may borrow, repay and reborrow hereunder. The Advances shall be herein collectively referred to as the "Loan". Borrower hereby expressly requests and irrevocably authorizes CNB to make the Loan.

      Section 2.2. The Note; Interest Payments. Borrower's obligation to repay the Loan, with interest thereon, shall be evidenced by the Note. The Note shall bear interest at the rates per annum provided in the Note. Borrower shall pay all accrued and unpaid interest due on the Note on each Payment Date and on the Maturity Date.

      Section 2.3. Mandatory Principal Payments. (a) If, at any time, for any reason, the aggregate outstanding principal balance of all Advances shall exceed the Commitment Amount in effect at that time, Borrower shall, not later than 30 days after written notice thereof from CNB:- (1) pay the excess to CNB in a lump sum; and/or (2) execute and deliver to CNB additional mortgages, supplements to mortgages or other instruments satisfactory in form and substance to CNB, by which Borrower mortgages, pledges or hypothecates to CNB, or creates a security interest in for the benefit of CNB, sufficient additional oil and gas interests to induce CNB to make a re-determination of the Borrowing Base such that the Commitment Amount is increased to an amount no less than the aggregate outstanding principal balance of all Advances. Upon any failure by Borrower to comply with its obligations under this Section 2.3(a) in a timely manner, an Event of Default shall be deemed to have occurred hereunder.

            (b) If, at any time, for any reason, the aggregate outstanding principal balance of all Advances shall exceed one-half of the Borrowing Base in effect at that time, Borrower shall, not later than 30 days after written notice thereof from CNB: (1) pay the excess to CNB in a lump sum; and/or (2) execute and deliver to CNB additional mortgages, supplements to mortgages or other instruments satisfactory in form and substance to CNB, by which Borrower mortgages, pledges or hypothecates to CNB, or creates a security interest in for the benefit of CNB, sufficient additional oil and gas interests to induce CNB to make a re-determination of the Borrowing Base such that the Commitment Amount is increased to an amount no less than the aggregate outstanding principal balance of all Advances. Upon any failure by Borrower to comply with its obligations under this Section 2.3(b) in a timely manner, an Event of Default shall be deemed to have occurred hereunder.

            (c) The entire outstanding principal balance of the Loan, together with all accrued interest and other amounts payable to CNB hereunder, shall be due and payable, if not previously paid, on the Maturity Date.


      Section 2.4. Voluntary Prepayments. Borrower shall have the right to prepay any or all Advances at any time, in whole or in part, without penalty or premium; provided that, prior to the Maturity Date, Borrower shall not at any time reduce the aggregate outstanding principal amount of all Advances to less than $1,000.

      Section 2.5. Payments to CNB. Borrower will pay to CNB each payment which Borrower owes under the Loan Documents not later than 12:00 noon, Denver- time, in lawful money of the United States of America and in immediately available funds. Any payment received after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension.

      Section 2.6. Use of Proceeds. In no event shall the proceeds of the Loan be used for any purpose other than the acquisition and development of oil and gas properties and general working capital purposes.

                                  ARTICLE III
                   Security; Borrowing Base Procedures; Fees

      Section 3.1. The Security. The Obligations will be secured by the Security Documents and any additional Security Documents hereafter delivered by Borrower and accepted by CNB.

      Section 3.2. Borrowing Base Procedures. The Borrowing Base will be re-determined semi-annually by CNB, as of approximately May l and November 1 of each year until the Loan has been repaid in full (and up to one additional time per calendar year at the option of CNB), based upon the engineering reports submitted by Borrower pursuant to this Agreement and upon such other information and data as CNB deems relevant. CNB shall advise Borrower of each re-determination of the Borrowing Base by CNB by providing to Borrower a Borrowing Base Notice by April 22 and September 22 of each year (and, as to any additional re determination of the Borrowing Base by CNB, approximately ten days prior to the effective date of any such re-determination); provided that if, due to any failure by Borrower to submit in a timely manner any engineering report or other information required to be submitted by Borrower hereunder or, if requested in writing by CNB, any additional information or data needed in connection with a re-determination of the Borrowing Base or due to any other reason beyond the control of CNB, CNB does not provide a Borrowing Base Notice at the time described above, then, unless CNB gives notice to the contrary to Borrower, the Borrowing Base from the previous period shall be carried over into the new period until a Borrowing Base Notice has been sent to Borrower by CNB.

      Section 3.3. Fees. (a) Borrower shall pay to CNB on or before January 2, 1997, a loan origination fee in the amount of $20,000.

            (b) Borrower shall pay to CNB, within 30 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1996, a commitment fee in an amount equal to: (l) one percent per annum, times (2) the excess of the Commitment Amount over the aggregate outstanding principal balance of all Advances, computed on a daily basis for such Fiscal Quarter.

            (c) Borrower shall pay to CNB, within 60 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1996, a facility fee in the amount of $20,000; provided that such facility fee shall not be payable for any Fiscal Quarter as to which the Fixed Charge Coverage Ratio is greater than or equal to 1.0:1.0.

                                   ARTICLE IV
                          Conditions Precedent to Loan

      Section 4.1. Conditions Precedent to Loan. CNB shall have no obligation to make the first or any subsequent Advance unless CNB shall have received all of the following at its office in Denver, Colorado, duly executed and delivered and in form, substance and date satisfactory to CNB:

            (a) The Note.

            (b) An "Omnibus Certificate" of the Secretary of Foreland in the form of Exhibit B-1 attached hereto and made a part hereof.

            (c) An "Omnibus Certificate" of a Member of ESPLLC in the form of Exhibit B-2 attached hereto and made a part hereof.

            (d) A "Compliance Certificate" of Borrower in the form of Exhibit C attached hereto and made a part hereof.

            (e) The Security Documents.

            (f) Such information concerning Borrower's title to the Collateral or any portions thereof as may be satisfactory to CNB.

            (g) Any and all other Loan Documents.

      Section 4.2. Additional Conditions Precedent. CNB shall have no obligation to make the first or any subsequent Advance unless the following conditions precedent have been satisfied:

            (a) All representations and warranties made by any Obligated Person in any Loan Document shall be true on and as of the date of such Advance as if such representations and warranties had been made as of the date hereof.

            (b) No Default shall exist as of the date of such Advance.

            (c) Each Obligated Person shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of such Advance.

                                   ARTICLE V
                         Representations and Warranties

      Section 5.1. Borrower's Representations and Warranties. To induce CNB to enter into this Agreement and to make the Loan, Borrower represents and warrants to CNB (which representations and warranties shall survive the delivery of the Note and shall be deemed to be continuing representations and warranties until repayment in full of the Note and termination of the Commitment) that:

            (a) No Default. Borrower is not in default in any material respect in the performance of any of the covenants and agreements contained herein. No event has occurred which constitutes a Default.

            (b) Organization and Good Standing. Foreland is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, having all corporate powers required to carry on its business and enter into and carry out the transactions contemplated hereby. ESPLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Obligated Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

            (c) Authorization. Each Obligated Person has duly taken all corporate and other action necessary to authorize the execution and delivery by it of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

            (d) No Conflicts or Consents. The execution and delivery by the Obligated Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not conflict with any provision of any of the organizational documents of Foreland or ESPLLC or any agreement, judgment, license, order or permit applicable to or binding upon any Obligated Person.

            (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal and binding obligations of each Obligated Person which is a party hereto or thereto, enforceable in accordance with their respective terms.

            (f) Initial Financial Statements. The Initial Financial Statements fairly present Foreland's and ESPLLC's financial position at the date thereof and the results of Foreland's and ESPLLC's operations and the changes in Foreland's and ESPLLC's financial position for the period thereof. Since the date of the Initial Financial Statements, no material adverse change has occurred in Foreland's or ESPLLC's financial condition or business.

            (g) Other Obligations. No Obligated Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is not shown in the Initial Financial Statements or which has not heretofore been disclosed to CNB in writing.


            (h) Litigation. Except as disclosed in the Initial Financial Statements or otherwise heretofore disclosed by Borrower to CNB in writing, to the best of Borrower's knowledge: (1) there are no material actions, proceedings or suits pending or threatened against any Obligated Person before any court, department, commission, body, board, bureau, agency, or instrumentality, which do or may materially and adversely affect any Obligated Person, any Obligated Person's ownership or use of any of its assets or properties, its business or financial condition or prospects, or the right or ability of any Obligated Person to enter into the Loan Documents or perform its obligations thereunder, and (2) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Obligated Person which have or may have any such effect.

            (i) Title to Properties. To the best of Borrower's knowledge, Borrower has good and defensible title to the Collateral, free and clear of all liens, encumbrances and defects of title, except for liens, encumbrances and defects which do not have a material adverse effect upon the value of the Collateral, taken as a whole.
            (j) Place of Business. The chief executive office and principal place of business of Foreland and ESPLLC are located at the address of Borrower set out in Section 8.3.

            (k) Taxes. All tax returns required to be filed by Borrower have been filed, and all taxes, assessments, fees and other charges upon Borrower or upon any of its properties, income or franchises, which are due and payable have been paid.

            (1) Use of Proceeds. No Obligated Person is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

            (m) ERISA Liabilities. No Termination Event has occurred with respect to any ERISA Plan, and each Obligated Person is in compliance with ERISA in all material respects. No Obligated Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

      Section 5.2. Representations by CNB. CNB hereby represents that it will acquire the Note for its own account in the ordinary course of its commercial banking business; however, the disposition of CNB's property shall at all times be and remain within its control and this section does not prohibit CNB's sale of the Note or of any participation in the Note to any bank, financial institution or similar purchaser.

                                   ARTICLE VI
                             Covenants of Borrower

      Section 6.1. Affirmative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless CNB has previously agreed otherwise in writing:

            (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will in all material respects observe, perform and comply with every covenant, term and condition, express or implied, in the Loan Documents.

            (b) Books Financial Statements and Records. Each of the Obligated Persons will at all times maintain full and accurate books of account and records. Each of the Obligated Persons will maintain a standard system of accounting in accordance with generally accepted accounting principles and will furnish the following statements and reports to CNB at Borrower's expense:

                (l) As soon as available, and in any event within 105 days after the end of each Fiscal Year, complete consolidated financial statements of Borrower, together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles, containing at least a consolidated balance sheet as of the end of such Fissile Year and a consolidated statement of income and cash flow, and setting forth in comparative form the corresponding figures for the preceding Fiscal Year to the extent such corresponding figures are available, together with an opinion, based upon an audit using generally accepted auditing standards, by an independent certified public accountant reasonably acceptable to CNB, stating that such consolidated financial statements have been so prepared;

                (2) As-soon as available and in any event within 45 days after the end of each Fiscal Quarter: (A) a consolidated balance sheet of Borrower, and (B) a statement of the consolidated earnings and each flows of Borrower, prepared by or on behalf of Borrower, in reasonable detail and in accordance with generally accepted accounting principles;

                (3) At the time of submission of the financial statements described in (1) and (2) above, a report signed by either the President or the chief financial officer of Foreland: (A) attesting to the authenticity of such financial statements, (B) stating that he has read this Agreement and the Security Documents, (C) stating that in preparing and reviewing the financial statements described above he has concluded that there did not exist any condition or event at the end of such Fiscal Year or Fiscal Quarter or at the time of his report which constituted an Event of Default or a Default, or, if he did conclude that such condition or event existed, specifying the nature and period of existence of any such condition or event, and (D) showing, in detail satisfactory to CNB, the calculation of, and Borrower's compliance with, any and all of the financial covenants contained herein;

                (4) As soon as available and in any event within 30 days after the end of each calendar month: (A) a consolidated balance sheet of Borrower, and (B) a consolidated statement of the earnings and cash flows of Borrower, prepared in reasonable detail and in accordance with generally accepted accounting principles; provided that such monthly report shall not be required for any calendar month if the Fixed Charge Coverage Ratio exceeded 1.0:1.0 for the then most-recently completed Fiscal Quarter;

                (5) As soon as available, and in any event within 45 days after the end of each calendar month, a report in form and substance satisfactory to CNB describing by lease or unit the gross volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for such calendar month from the Borrowing Base Properties, and describing the related severance taxes, other taxes, and leasehold operating expenses attributable thereto and incurred during such calendar month; and

                (6) By April 1 of each year, an engineering report and economic evaluation prepared by one or more independent or in-house petroleum engineers chosen by Borrower and acceptable to CNB, concerning all oil and gas properties and interests included in the Borrowing Base Properties, separately describing those Borrowing Base Properties that are subject to the Security Documents and those that are not. This engineering report shall be in form and substance satisfactory to CNB, shall be prepared as of the preceding January 1 and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report.

     (c) Other Information and Inspections. Each Obligated Person will furnish to CNB any information which CNB may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Obligated Persons' businesses and operations and will permit representatives appointed by CNB to visit and inspect, upon reasonable notice to Borrower and at their sole risk, any and all of such Obligated Person's properties and facilities, including its books of account, other books and records, and any facilities or other business assets.

     (d) Notice of Material Events. Borrower will promptly notify CNB: (1) of any material adverse change in the financial condition of, or any material occurrence (including without limitation acceleration of Debts, filing of suits or claims) with respect to, any Obligated Person or Borrower, (2) of the filing of any suit-or proceeding against any Obligated Person (or the occurrence of any material development in any such suit or proceeding) in which an adverse decision could have a material adverse effect upon any Obligated Person's financial condition, business or operations (or could result in a judgment not covered by insurance of $20,000 or more against any Obligated Person), or (3) of the occurrence of any Default. Borrower will also notify CNB in writing at least twenty Business Days prior to the date that Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting that CNB prepare the same.

     (e) Maintenance of Existence and Qualifications. Each Obligated Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all places where required by applicable law.

     (f) Maintenance of Properties. Each Obligated Person will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in accordance with the standards of a reasonable and prudent operator.

     (g) Payment of Trade Debt, Taxes etc. Each Obligated Person will: (1) timely file all required tax returns; (2) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; and (3) timely pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business. Each Obligated Person may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings.

     (h) Insurance. Each Obligated Person will maintain with financially sound and reputable insurance companies, insurance with respect to its business, operations and properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.


     (i) Payment of Expenses. Borrower will promptly (and in any event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of CNB (including attorneys' fees) in connection with: (1) the preparation, execution and delivery of the Loan Documents (including without limitation any and all future amendments or supplements thereto or restatements thereof), and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or-recorded or refiled or re-recorded by the terms of any Loan Document, (3) the examination of Borrower's title to the Collateral, and (4) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

     (j) Performance on Obligated Persons' Behalf. If any Obligated Person fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Loan Document, CNB may pay the same, unless such Obligated Person is in good faith contesting the validity thereof by appropriate proceedings. Borrower shall immediately reimburse CNB for any such payments, and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the default rate described in the Note, from the date such amount is paid by CNB until the date such amount is repaid to CNB.

     (k) Compliance with Agreements and Law. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in such a way that they result in no material adverse effect upon the Collateral or Borrower's ability to perform its obligations under this Agreement. Each Obligated Person will conduct its business and affairs in compliance in all material respects with all laws, regulations, and orders applicable thereto (including without limitation those relating to pollution and other environmental matters).

     (1) Additional Security Documents. Promptly after a request therefor by CNB at any time and from time to time, each Obligated Person will execute and deliver to CNB such additional Security Documents and/or amendments to existing Security Documents as CNB may deem necessary or appropriate in order to grant to CNB a perfected lien on and security interest in any or all oil and/or gas interests owned by such Obligated Person.

     (m) Operating Accounts. Each Obligated Person will maintain its principal operating accounts with CNB, to which accounts any and all proceeds of the sales of production from the Collateral received by such Obligated Person will be deposited by such Obligated Person.

     Section 6.2. Negative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless CNB has previously agreed otherwise in writing:

     (a) Current Ratio. Borrower will not permit the Current Ratio of Borrower to be less than 1.25:1.0 as of the end of any Fiscal Quarter after the date hereof.

     (b) Fixed Charge Coverage Ratio. Borrower will not permit the Fixed Charge Coverage Ratio of Borrower to be less than 1.0:1.0 for any Fiscal Quarter, commencing with the Fiscal Quarter which ends on June 30, 1997.

     (c) Limitation on Liens. No Obligated Person will create, assume or permit to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired except: (1) Liens at any time existing in favor of CNB; (2) statutory Liens for taxes, statutory or contractual operators', mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business; provided that such Liens secure only Debt which is not delinquent or which is being contested as provided in Subsection 6.1(g); and (3) purchase money security interests granted by any Obligated Person on office equipment, vehicles and other personal property acquired by any Obligated Person in the ordinary course of business; provided that the amount secured by all such security interests outstanding at any one time shall not exceed $100,000.

     (d) Additional Debt. No Obligated Person will create, incur, assume or permit to exist Debt except: (1) the Loan, (2) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods or services to such Obligated Person in the ordinary course of business, (3) Debt owed to another Obligated Person, and (4) Debt of the types permitted to be secured by the security interests described in Subsection 6.2(c)(3) above; provided that the amount of such Debt does not exceed the limit set forth in said Subsection.

     (e) Limitation on Sales of Property. No Obligated Person will sell, transfer, lease, exchange, alienate or dispose of any of its assets except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents): (1) equipment which is worthless or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of such Obligated Person; (2) inventory (including oil and gas sold as produced) which is sold in the ordinary course of business; (3) personal property located on oil and gas properties operated by third parties, the sale of which personal property cannot be prevented by such Obligated Person; (4) arm's length sales of assets (excluding the Collateral) in an aggregate amount not greater than $200,000 for all times after the date of this Agreement; and (5) sales, swaps and other transfers of undeveloped acreage and other oil and gas properties and assets, to the extent that any such acreage, properties or assets are not included in the Borrowing Base Properties.

     (f) Limitation on Credit Extensions. No Obligated Person will extend credit, make advances or make loans other than: (1) normal and prudent extensions of credit to customers buying-goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (2) loans and advances to another Obligated Person, and (3) loans extended by Foreland prior to November 1, 1996, to certain officers and directors of Foreland, as more fully described in the Initial Financial Statements.

     (g) Reorganizations; Combinations. No Obligated Person will: (1) change its name, its fiscal year or the nature of its business, (2) reorganize, liquidate or dissolve, (3) enter into any merger or other combination in which it is not the surviving corporation, or (43 cause or permit to occur any change in the ownership of its capital stock.

     (h) Amendment of Contracts. No Obligated Person will amend or permit any amendment to any contract which could reasonably be foreseen to release, qualify, limit, make contingent or otherwise detrimentally affect the rights and benefits of CNB under or acquired pursuant to any of the Security Documents.

     (i) Limitation on Guarantees. No Obligated Person will assume, guarantee, endorse or be or become secondarily liable for any Debt which is the primary obligation of any other Person.

     (j) ERISA Plans. No Obligated Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     (k) Distributions. No Obligated Person will make any Distributions.

                                  ARTICLE VII
                         Events of Default and Remedies

     Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Obligated Person fails to pay any Obligation within two Business Days after the date such Obligation is stated to be due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to CNB or as a result of acceleration or otherwise; or

     (b) Any "default" or "event of default" occurs under any Loan Document which defines either term and such default shall continue for 20 days after notice thereof is given to Borrower by CNB; or

     (c) Any Obligated Person fails to duly observe, perform or comply with any covenant, agreement, condition or provision of this Agreement or any other Loan Document; or

     (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Obligated Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made; or

     (e) Any Obligated Person: (l) commences a voluntary case under any applicable bankruptcy, insolvency or similar law; (2) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or similar law and the same is not dismissed within 60 days of tine: filing date; (3) suffers the appointment of a receiver, custodian, trustee or similar official for a substantial part of its assets; (4) makes a general assignment for the benefit of creditors; (5) fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or
(6) suffers the entry against it of a final judgment for the payment of money in excess of $20,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

     (f) Either (1) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $10,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (2) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

     (g) Any default, including the expiration of any applicable period of grace, occurs with respect to any indebtedness owed by any Obligated Person to any other Person.Upon the occurrence of an Event of Default described in subsection (e) of this Section, all of the Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. During the continuance of any other Event of Default, CNB at any time and from time to time (unless all Events of Default have theretofore been remedied) may declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable.

     Section 7.2. Remedies. If any Default or Event of Default shall occur and be continuing, the obligation of CNB to make Advances under this Agreement shall terminate immediately. If any Event of Default shall occur, CNB may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and CNB may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon CNB under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 7.3. Indemnity. Borrower hereby agrees to indemnify, defend and hold harmless CNB and its agents, affiliates, officers, directors and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorneys' fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limitation the enforcement thereof), except to the extent such claims, losses, and liabilities are approximately caused by a CNB's gross negligence, willful misconduct or breach of the Loan Documents, and
(b) the contamination of the Collateral by any hazardous substance or environmental pollutant in violation of any federal, state or local environmental statute, rule, regulation or ordinance, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time.

                                  ARTICLE VIII
                                 Miscellaneous

     Section 8.1. Waiver and Amendment. No failure or delay by CNB in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by CNB. This Agreement and the other
Loan Documents set forth the entire understanding between the parties hereto, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     Section S.2. Survival of Agreements; Cumulative Nature. All of the Obligated Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive until the Obligations have been paid in full.

     Section 8.3. Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service or by United-States mail, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed), and, when so given, shall be deemed effective upon delivery:

     Borrower's address: 12596 West Bayaud, Suite 300
                         Lakewood, Colorado 80226
                         Attention: Tom Steele

     CNB's address:      950 Seventeenth Street
                         Denver, Colorado 80202
                         Attention: Paul Jelaco

     Section 8.4. Joint and Several Liability: Parties in Interest. All Obligations which are owed by the Obligated Persons shall be the joint and several obligations of all of the Obligated Persons. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided that no Obligated Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of CNB.

Section 8.5. GOVERNING LAW. THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF COLORADO AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT (A) TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, AND (B) WITH RESPECT TO SPECIFIC LIENS, OR THE PERFECTION THEREOF, EVIDENCED BY SECURITY DOCUMENTS COVERING REAL OR PERSONAL PROPERTY WHICH BY THE LAWS APPLICABLE THERETO ARE REQUIRED TO BE CONSTRUED UNDER THE LAWS OF ANOTHER JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF COLORADO.

     Section 8.6. Limitation on Interest. CNB and the Obligated Persons intend to contract in strict compliance with applicable usury laws from time to time in effect. CNB agrees to refund to each Obligated Person any amounts paid by such Obligated Person in excess of the maximum rate under applicable usury laws.

     Section 8.7. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 8.8. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 8.9. Entire Agreement. This Agreement, the Note, the Security Documents and the other Loan Documents from time to time executed in connection herewith state the entire agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                       FORELAND CORPORATION
                       By:/s/
                       Kenneth L. Ransom,
                       President
                       EAGLE SPRINGS PRODUCTION LIMITED
                       LIABILITY COMPANY a/k/a EAGLE
                        SPRINGS PRODUCTION LIMITED
                       LIABILITY COMPANY

                       By: /s/
                       Kenneth L. Ransom,
                       Manager

                       COLORADO NATIONAL BANK
                       By: /s/
                       Paul Jelaco,
                       Vice President





                              MAXIMUM LOAN AMOUNT



                      Time Period          Maximum Loan Amount


                   11/13/96-03/31/97              $2,000,000
                   04/01/97-06/30/97              $1,850,000
                   07/01/97-09/30/97              $1,700,000
                   10/01/97-12/31/97              $1,550,000
                   01/01/98-03/31/98              $1,400,000
                   04/01/98-06/30/98              $1,275,000
                   07/01/98-09/30/98              $1,150,000
                   10/01/98-12/31/98              $1,025,000
                   01/01/99-03/31/99                $900,000
                   04/01/99-06/30/99                $800,000
                   07/01/99-09/30/99                $700,000
                   10/01/99-12/31/99                $600,000
                   01/01/00-03/31/00                $500,000
                   04/01/00-06/30/00                $425,000
                   07/01/00-09/30/00                $350,000
                   10/01/00-12/31/00                $275,000
                   01/01/01-03/31/01                $200,000
                   04/01/01-06/30/01                $150,000
                   07/01/01-09/30/01                $100,000
                   10/01/01-12/30/01                 $50,000
                From and after 12/31/01                   $0